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                                                                    EXHIBIT 99.1

                                      PROXY
                             SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                         PROMISTAR FINANCIAL CORPORATION
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 18, 2001

The undersigned appoints _______________, and each of them, Proxies of the undersigned to vote all shares of Common Stock of Promistar Financial Corporation which the signee would be entitled to vote at the Special Meeting of Shareholders to be held at the Holiday Inn, Downtown Johnstown, 250 Market Street, Johnstown, Pennsylvania 15901, on October 18, 2001, and at all adjournments thereof, as fully as the signee could if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1 OR 2 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.


      The Board of Directors recommends a vote FOR each of the proposals.
                     Please sign and date on reverse side.

                         Promistar Financial Corporation
                                 551 Main Street
                       Johnstown, Pennsylvania 15907-1146

             (Continued and to be dated and signed on reverse side)
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Please mark your votes [X] as this

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 13, 2001 between F.N.B Corporation and Promistar Financial Corporation and approve the merger and other transactions contemplated in the Agreement and Plan of Merger.

FOR                                 AGAINST                             ABSTAIN

[ ]                                 [ ]                                 [ ]

2. Upon such other matters as may properly come before the meeting or any adjournment:

FOR                                 AGAINST                             ABSTAIN

[ ]                                 [ ]                                 [ ]


Signature(s) _________________________________ Dated _____________________, 2001

             Please sign exactly as your name appears on this Proxy.
    When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.
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                              FOLD AND DETACH HERE